Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Linkage Global Inc

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares, par value $0.0025 per share	(1)	Other	9,352,227	$1.97	$18,423,887.19	0.0001381	$2,544.33

Total Offering Amounts:							$18,423,887.19		2,544.33
Total Fees Previously Paid:									28,841.06
Total Fee Offsets:
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low price for the Class A ordinary shares on October 6, 2025.

The fees that were paid pursuant to Form F-1 (Registration No. 333-289688) filed with the Securities and Exchange Commission on April 18, 2025, to register 80,161,934 Class A ordinary shares of the Registrant issuable upon exercise of the unsecured convertible note in the principal amount of $3,500,000 issued by the Registrant on July 17, 2025 (the “Initial Note”), and additional unsecured convertible notes which may be issued by the Registrant (the “Prior F-1”). The Prior F-1 has not been declared effective, and the 80,161,934 Class A ordinary shares were never registered. The Registrant reduced the amount of Class A ordinary shares to be registered under this registration statement from 80,161,934 to 9,352,227. The amount of $28,841.0647 paid by the Registrant in connection with the Prior F-1 shall be applied to this F-1/A.